Exhibit 99.1

Atkore Inc. Announces Fourth Quarter 2023 Results

Fourth-Quarter Highlights
•Net income per diluted share decreased to $3.63 from $5.18 in prior year period; Adjusted net income per diluted share decreased to $4.21 from $5.52 in prior year period
•Net income decreased by $79.9 million versus prior year period to $140.9 million; Adjusted EBITDA decreased by $93.1 million versus prior year period to $232.0 million

Fiscal 2023 Highlights
•Net income per diluted share decreased to $17.27 from $20.30 in prior year; Adjusted net income per diluted share decreased to $19.40 from $21.55 in prior year
•Net income decreased by $223.5 million versus prior year to $689.9 million; Adjusted EBITDA decreased to $1,042.1 million from $1,341.8 million in prior year
•Net cash provided by operating activities of $807.6 million; Free Cash Flow of $588.7 million

Additional Highlights
•The Board of Directors approves a new quarterly dividend program to be added to the capital deployment model; the Company expects the first quarterly cash distribution to be considered, declared and paid in calendar Q1 2024, following Atkore’s fiscal Q1 2024 earnings announcement.
•Full-year 2024 Net sales expected to be in the range of $3.50 - $3.65 billion
•Full-year 2024 Adjusted EBITDA outlook of $900 - $950 million; Full-year Adjusted net income per diluted share outlook of $16.00 - $17.00
•Maintaining Full-Year Adjusted net income per diluted share goal of greater than $18.00 in fiscal year 2025

HARVEY, IL. — November 17, 2023 (BUSINESS WIRE) - Atkore Inc. (the “Company” or “Atkore”) (NYSE: ATKR) announced earnings for its fiscal 2023 full year and fourth quarter ended September 30, 2023 (“fourth quarter”).

“Atkore achieved solid results for fiscal 2023, as we continued to successfully execute on our strategic initiatives and deliver differentiated value to our customers,” said Bill Waltz, Atkore President and Chief Executive Officer. “As our performance and financial results continue to normalize after our significant levels of outperformance and record results in fiscal 2022, we are encouraged by the resilience of our business model, and the differentiated value that our product portfolio provides to our customers. We believe that we have transformed, diversified and elevated the profitability of this business since our initial public offering.”

Waltz continued, “In addition, I am proud of our disciplined approach to capital allocation. We have made great progress investing in the future of our Company while continuing to return cash to shareholders by executing over $990 million in share repurchases since the program was authorized in November 2021. The Board’s addition of a new quarterly dividend program is an exciting next step for Atkore and our shareholders.”

Exhibit 99.1

2023 Fourth Quarter Results

	Three Months Ended
(in thousands)	September 30, 2023	September 30, 2022	Change	Change %
Net sales
Electrical	$649,787	$795,220	$(145,433)	(18.3)%
Safety & Infrastructure	220,239	233,884	(13,645)	(5.8)%
Eliminations	(137)	(118)	(19)	16.1%
Consolidated operations	$869,889	$1,028,986	$(159,097)	(15.5)%

Net income	$140,925	$220,802	$(79,877)	(36.2)%

Adjusted EBITDA
Electrical	$237,577	$308,783	$(71,206)	(23.1)%
Safety & Infrastructure	15,139	36,371	(21,232)	(58.4)%
Unallocated	(20,738)	(20,067)	(671)	3.3%
Consolidated operations	$231,978	$325,085	$(93,107)	(28.6)%

Net sales for the fourth quarter of 2023 decreased to $869.9 million, a decrease of 15.5% compared to $1,029.0 million for the prior-year period. The decrease was primarily due to lower average selling prices of $173.8 million as the result of expected pricing normalization and the economic value of solar tax credits to be transferred to certain customers of $14.5 million. These decreases were partially offset by higher sales volume of $19.2 million from entities acquired during fiscal 2022 and 2023 of $10.4 million.

Gross profit decreased by $113.0 million to $301.5 million for the fourth quarter of 2023, as compared to $414.5 million for the prior-year period. Gross margins decreased from 40.3% in the prior year period to 34.7%. Gross profit and gross profit margin decreased due to declines in average selling prices of $173.8 million, partially offset by slower declines in the costs of steel, copper and resin of $90.9 million.

Net income decreased $79.9 million to $140.9 million for the fourth quarter of 2023, as compared to $220.8 million for the prior-year period, due to lower operating income of $107.4 million, partially offset by decreased income taxes of $27.0 million. Adjusted net income decreased $70.5 million to $161.0 million compared to $231.6 million for the prior-year period.

Adjusted EBITDA decreased $93.1 million, or 28.6%, to $232.0 million for the fourth quarter of 2023, as compared to $325.1 million for the prior-year period. Net income margin decreased from 21.5% in the prior-year period to 16.2% and Adjusted EBITDA Margin decreased 490 basis points from 31.6% to 26.7%.

Net income per diluted share was $3.63 for the fourth quarter of 2023, a decrease of $1.55 from the prior-year period. Adjusted net income per diluted share was $4.21 per share for the fourth quarter of 2023 compared to $5.52 for the prior-year period.

Exhibit 99.1

Segment Results
Electrical

Electrical net sales decreased $145.4 million, or 18.3%, to $649.8 million for the fourth quarter of 2023, as compared to $795.2 million for the prior-year period. The decrease in net sales is primarily attributed to decreased average selling prices of $133.4 million as a result of expected pricing normalization and decreased volume of $23.1 million, partially offset by increased sales from companies acquired in fiscal 2022 and 2023 of $9.8 million.

Adjusted EBITDA decreased $71.2 million, or 23.1%, to $237.6 million for the fourth quarter of 2023, as compared to $308.8 million for the prior-year period, and Adjusted EBITDA Margin decreased from 38.8% to 36.6%. The decrease in Adjusted EBITDA was largely due to lower average selling prices over input costs.

Safety & Infrastructure

Safety & Infrastructure net sales decreased $13.6 million, or 5.8%, to $220.2 million for the fourth quarter of 2023, as compared to $233.9 million for the prior-year period. The decrease is attributed to lower average selling prices of $40.4 million and the economic value of solar tax credits to be transferred to certain customers of $14.5 million partially offset by higher volumes of $42.4 million.

Adjusted EBITDA decreased $21.2 million, or 58.4%, to $15.1 million for the fourth quarter of 2023, as compared to $36.4 million for the prior-year period. Adjusted EBITDA Margin decreased to 6.9% from 15.6%. The Adjusted EBITDA decrease was largely due to lower average selling prices over input costs and the impacts of solar tax credit accounting.

Fiscal 2023 Full-Year Results
Net sales for fiscal 2023 decreased $395.2 million to $3,518.8 million, a decrease of 10.1%, compared to $3,913.9 million for fiscal 2022. The decrease in net sales is primarily attributed to decreased average selling prices of $646.6 million, the economic value of solar tax credits to be transferred to certain customers of $30.4 million and the unfavorable impact of foreign exchange rates of $15.1 million. These decreases are partially offset by increased net sales of $168.9 million from companies acquired during fiscal 2022 and 2023 and increased sales volume of $125.1 million across varying product categories within both the Electrical and the Safety & Infrastructure segments.

Gross profit for fiscal 2023 decreased $300.5 million to $1,339.5 million, a decrease of 18.3%, compared to $1,640.0 million for fiscal 2022. Gross margin decreased to 38.1% in fiscal 2023 compared to 41.9% in fiscal 2022 due to declines in average selling prices of $646.6 million, partially offset by slower declines in the input costs of steel, copper and PVC resin of $337.8 million.

Net income decreased $223.5 million to $689.9 million for fiscal 2023, as compared to $913.4 million for fiscal 2022. Adjusted net income decreased $191.1 million to $763.0 million for fiscal 2023 compared to $954.1 million for fiscal 2022. The decrease in both net income and adjusted net income was primarily driven by lower operating income of $340.3 million.

Adjusted EBITDA decreased $299.7 million or 22.3%, to $1,042.1 million for fiscal 2023, as compared to $1,341.8 million for fiscal 2022. The decrease was primarily due to lower operating income.

Net income per diluted share on a GAAP basis was $17.27 for fiscal 2023, a decrease of $3.03 from fiscal 2022. Adjusted net income per diluted share was $19.40 for fiscal 2023 compared to $21.55 for fiscal 2022.

Exhibit 99.1

Liquidity & Capital Resources

During fiscal 2023, operating activities provided $807.6 million of cash, compared to $786.8 million during fiscal year 2022. Free cash flow decreased to $588.7 million for fiscal 2023 from $651.1 million in fiscal year 2022. The increase in cash provided by operating activities was primarily driven by less cash used in working capital of $105.8 million and tax impacts of $229.3 million, partially offset by lower operating income of $340.3 million. The decrease in free cash flow was primarily due to additional capital expenditures during fiscal 2023 of $83.1 million when compared to the prior fiscal year, partially offset by the increase in operating cash.

During fiscal 2023, the Company deployed $83.4 million on the acquisition of Elite Polymer Solutions with an additional $14.0 million to be paid in the future, repurchased $491.0 million in outstanding shares and had capital expenditures of $218.9 million.

The Board of Directors has approved a new quarterly dividend program to be added to the Company’s capital deployment model. The Company expects the first quarterly cash distribution to be considered, declared and paid in calendar Q1 2024, following Atkore’s fiscal Q1 2024 earnings announcement. All dividend declarations are subject to approval by the Board of Directors. Compliance with any applicable financial hurdles and the details of future dividend declarations, including the amount, timing and establishment of the record and payment dates, will be determined by the Board of Directors.

Outlook and Targets1

Fiscal 2024 First Quarter - The Company expects the first quarter of fiscal 2024 Adjusted EBITDA to be in the range of $200 - $210 million and Adjusted net income per diluted share to be in the range of $3.50 - $3.70.

Fiscal 2024 Full Year - The Company expects fiscal year 2024 Adjusted EBITDA to be in the range of $900-$950 million and Adjusted net income per diluted share to be in the range of $16.00 - $17.00.

Fiscal 2025 Full Year Goal - The Company is maintaining its fiscal 2025 Adjusted net income per diluted share target of greater than $18.00.

The Company notes that the outlook and target information provided may vary due to changes in assumptions or market conditions and other factors described under “Forward-Looking Statements.”

Conference Call Information

Atkore management will host a conference call today, November 17, 2023, at 8 a.m. Eastern time, to discuss the Company’s financial results, provide a business update and long-term financial targets. The conference call may be accessed by dialing (888) 330-2446 (domestic) or (240) 789-2732 (international). The call will be available for replay until December 1, 2023. The replay can be accessed by dialing (800) 770-2030, or for international callers, (647) 362-9199. The passcode for the live call and the replay is 5592214.

Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://investors.atkore.com. The online replay will be available on the same website immediately following the call.
To learn more about the Company please visit the company's website at http://investors.atkore.com.
1 Reconciliations of the forward-looking full-year and fiscal first quarter outlook and target for Adjusted EBITDA and Adjusted net income per diluted share are not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations. Accordingly, we are relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

Exhibit 99.1

About Atkore Inc.

Atkore is a leading manufacturer of electrical products for commercial, industrial, data center, telecommunications, and solar applications. With 5,600 employees and $3.5B in sales in fiscal year 2023, we deliver sustainable solutions to meet the growing demands of electrification and digital transformation. To learn more, please visit www.atkore.com.

Media Contact:

Lisa Winter
Vice President - Communications
708-225-2453
LWinter@atkore.com
Investor Contact:

John Deitzer
Vice President - Treasury and Investor Relations
708-225-2124
JMDeitzer@atkore.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to financial outlook. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

A number of important factors, including, without limitation, the risks and uncertainties discussed or referenced under the caption “Risk Factors” in our Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on November 17, 2023 could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: declines in, and uncertainty regarding, the general business and economic conditions in the United States and international markets in which we operate; weakness or another downturn in the United States non-residential construction industry; widespread outbreak of diseases, such as the novel coronavirus (COVID-19) pandemic; changes in prices of raw materials; pricing pressure, reduced profitability, or loss of market share due to intense competition; availability and cost of third-party freight carriers and energy; high levels of imports of products similar to those manufactured by us; changes in federal, state, local and international governmental regulations and trade policies; adverse weather conditions; increased costs relating to future capital and operating expenditures to maintain compliance with environmental, health and safety laws; reduced spending by, deterioration in the financial condition of, or other adverse developments, including inability or unwillingness to pay our invoices on time, with respect to one or more of our top customers; increases in our working capital

Exhibit 99.1

needs, which are substantial and fluctuate based on economic activity and the market prices for our main raw materials, including as a result of failure to collect, or delays in the collection of, cash from the sale of manufactured products; work stoppage or other interruptions of production at our facilities as a result of disputes under existing collective bargaining agreements with labor unions or in connection with negotiations of new collective bargaining agreements, as a result of supplier financial distress, or for other reasons; changes in our financial obligations relating to pension plans that we maintain in the United States; reduced production or distribution capacity due to interruptions in the operations of our facilities or those of our key suppliers; loss of a substantial number of our third-party agents or distributors or a dramatic deviation from the amount of sales they generate; security threats, attacks, or other disruptions to our information systems, or failure to comply with complex network security, data privacy and other legal obligations or the failure to protect sensitive information; possible impairment of goodwill or other long-lived assets as a result of future triggering events, such as declines in our cash flow projections or customer demand and changes in our business and valuation assumptions; safety and labor risks associated with the manufacture and in the testing of our products; product liability, construction defect and warranty claims and litigation relating to our various products, as well as government inquiries and investigations, and consumer, employment, tort and other legal proceedings; our ability to protect our intellectual property and other material proprietary rights; risks inherent in doing business internationally; changes in foreign laws and legal systems, including as a result of Brexit; our inability to introduce new products effectively or implement our innovation strategies; our inability to continue importing raw materials, component parts and/or finished goods; the incurrence of liabilities and the issuance of additional debt or equity in connection with acquisitions, joint ventures or divestitures and the failure of indemnification provisions in our acquisition agreements to fully protect us from unexpected liabilities; failure to manage acquisitions successfully, including identifying, evaluating, and valuing acquisition targets and integrating acquired companies, businesses or assets; the incurrence of additional expenses, increase in complexity of our supply chain and potential damage to our reputation with customers resulting from regulations related to "conflict minerals"; disruptions or impediments to the receipt of sufficient raw materials resulting from various anti-terrorism security measures; restrictions contained in our debt agreements; failure to generate cash sufficient to pay the principal of, interest on, or other amounts due on our debt; failure to generate the significant amount of cash needed to pay dividends; challenges attracting and retaining key personnel or high-quality employees; future changes to tax legislation; failure to generate sufficient cash flow from operations or to raise sufficient funds in the capital markets to satisfy existing obligations and support the development of our business; and other factors described from time to time in documents that we file with the SEC. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Information

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures.

Adjusted EBITDA and Adjusted EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business and in the preparation of our annual operating budgets as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA Margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income (loss) before income taxes, adjusted to exclude unallocated expenses, depreciation and amortization, interest expense, net, stock-based compensation, loss on

Exhibit 99.1

extinguishment of debt, certain legal matters, and other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment, release of indemnified uncertain tax positions, realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, gain on purchase of business, loss on assets held for sale, restructuring costs and transaction costs. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of Net sales.

We believe Adjusted EBITDA and Adjusted EBITDA Margin, when presented in conjunction with comparable GAAP measures, are useful for investors because management uses Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business.

Adjusted Net Income and Adjusted Net Income per Share

We use Adjusted net income and Adjusted net income per share in evaluating the performance of our business and profitability. Management believes that these measures provide useful information to investors by offering additional ways of viewing the Company’s results that, when reconciled to the corresponding GAAP measure provide an indication of performance and profitability excluding the impact of unusual and or non-cash items. We define Adjusted net income as net income before stock-based compensation, loss on extinguishment of debt, loss on assets held for sale, intangible asset amortization, gain on purchase of a business, certain legal matters and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax. We define Adjusted net income per share as basic and diluted net income per share excluding the per share impact of gain (loss) on extinguishment of debt, stock-based compensation, intangible asset amortization, gain on sale of a business, certain legal matters and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. We believe that Free Cash Flow provides meaningful information regarding the Company’s liquidity.

ATKORE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Fiscal Year Ended
(in thousands, except per share data)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net sales	$869,889	$1,028,986	$3,518,761	$3,913,949
Cost of sales	568,424	614,508	2,179,260	2,273,924
Gross profit	301,465	414,478	1,339,501	1,640,025
Gross Margin	34.7%	40.3%	38.1%	41.9%
Selling, general and administrative	97,008	107,023	388,206	370,044
Intangible asset amortization	15,027	10,622	57,804	36,176
Operating income	189,430	296,833	893,491	1,233,805
Interest expense, net	8,588	9,000	35,232	30,676
Other expense (income), net	380	474	7,969	(490)
Income before income taxes	180,462	287,359	850,290	1,203,620
Income tax expense	39,537	66,557	160,391	290,186
Net income	$140,925	$220,802	$689,899	$913,434

Net income per share
Basic	$3.68	$5.24	$17.51	$20.56
Diluted	$3.63	$5.18	$17.27	$20.30

ATKORE INC.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	September 30, 2023	September 30, 2022
Assets
Current Assets:
Cash and cash equivalents	$388,114	$388,751
Accounts receivable, less allowance for current and expected credit losses of $5,179 and $2,544, respectively	559,854	528,904
Inventories, net	493,852	454,511
Prepaid expenses and other current assets	96,670	80,654
Total current assets	1,538,490	1,452,820
Property, plant and equipment, net	559,041	390,220
Intangible assets, net	394,372	382,706
Goodwill	311,106	289,330
Right-of-use assets, net	120,747	71,035
Deferred income taxes	546	9,409
Other long-term assets	10,707	3,476
Total Assets	$2,935,009	$2,598,996
Liabilities and Equity
Current Liabilities:
Accounts payable	$292,734	$244,100
Income tax payable	6,322	5,521
Accrued compensation and employee benefits	45,576	61,273
Customer liabilities	121,576	99,447
Lease obligations	16,230	13,789
Other current liabilities	82,166	77,781
Total current liabilities	564,604	501,911
Long-term debt	762,687	760,537
Long-term lease obligations	105,517	57,975
Deferred income taxes	22,346	15,640
Other long-term liabilities	11,736	13,146
Total Liabilities	1,466,890	1,349,209
Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 37,317,893 and 41,351,350 shares issued and outstanding, respectively	374	415
Treasury stock, held at cost, 0 and 260,900 shares, respectively	—	(2,580)
Additional paid-in capital	506,783	500,117
Retained earnings	994,902	801,981
Accumulated other comprehensive loss	(33,940)	(50,146)
Total Equity	1,468,119	1,249,787
Total Liabilities and Equity	$2,935,009	$2,598,996

ATKORE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	September 30, 2023	September 30, 2022
Operating activities
Net income	$689,899	$913,434
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	115,524	84,415
Amortization of debt issuance costs and original issue discount	2,151	2,151
Deferred income taxes	12,860	3,054
Provision for losses on accounts receivable and inventory	5,269	10,235
Stock-based compensation expense	21,101	17,245
Amortization of right of use asset	20,321	13,916
Other adjustments to net income	7,481	4,850
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	(30,278)	17,749
Inventories	(42,419)	(160,980)
Prepaid expenses and other current assets	(11,152)	(21,718)
Accounts payable	32,298	(28,968)
Income taxes	(3,088)	(92,802)
Accrued and other liabilities	(10,176)	27,198
Other, net	(2,157)	(2,944)
Net cash provided by operating activities	807,634	786,835
Investing activities
Capital expenditures	(218,888)	(135,776)
Proceeds from sale of properties, plant and equipment	123	779
Acquisitions of businesses, net of cash acquired	(83,385)	(307,805)
Net cash used for investing activities	(302,150)	(442,802)
Financing activities
Issuance of common stock, net of taxes withheld	(14,428)	(24,045)
Repurchase of common stock	(491,033)	(500,161)
Finance lease payments	(1,320)	—
Net cash used for financing activities	(506,781)	(524,206)
Effects of foreign exchange rate changes on cash and cash equivalents	661	(7,365)
Increase (decrease) in cash and cash equivalents	(637)	(187,538)
Cash and cash equivalents at beginning of period	388,751	576,289
Cash and cash equivalents at end of period	$388,114	$388,751

(in thousands)	September 30, 2023	September 30, 2022
Supplementary Cash Flow information
Interest paid	$43,670	30,529
Income taxes paid, net of refunds	150,934	379,769
Capital expenditures, not yet paid	7,893	8,653
Acquisitions of businesses, not yet paid	13,625	12,628
Operating cash flows from cash paid on operating lease liabilities	15,155	12,549
Operating lease right-of-use assets obtained in exchange for lease liabilities	63,644	38,794

Free Cash Flow:
Net cash provided by operating activities	807,634	786,835
Capital expenditures	(218,888)	(135,776)
Free Cash Flow:	588,746	651,059

ATKORE INC.
ADJUSTED EBITDA

The following table presents reconciliations of Adjusted EBITDA to net income for the periods presented:

	Three Months Ended		Fiscal Year Ended
(in thousands)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income	$140,925	$220,802	$689,899	$913,434
Income tax expense	39,537	66,557	160,391	290,186
Depreciation and amortization	30,853	23,947	115,524	84,415
Interest expense, net	8,588	9,000	35,232	30,676
Stock-based compensation	3,001	3,065	21,101	17,245
(Gain) loss on assets held for sale	(86)	—	7,477	—
Transaction costs	35	150	968	3,424
Other (a)	9,125	1,564	11,535	2,410
Adjusted EBITDA	$231,978	$325,085	$1,042,127	$1,341,790

(a) Represents other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment, release of indemnified uncertain tax positions and realized or unrealized gain (loss) on foreign currency impacts of intercompany loans, certain legal matters, restructuring charges, and related forward currency derivatives.

The following table presents calculations of Adjusted EBITDA Margin for Atkore Inc. for the periods presented:

	Three Months Ended				Fiscal Year Ended
(in thousands)	September 30, 2023	September 30, 2022	Change	% Change	September 30, 2023	September 30, 2022	Change	% Change
Net sales	$869,889	$1,028,986	$(159,097)	(15.5)%	$3,518,761	$3,913,949	$(395,188)	(10.1)%
Adjusted EBITDA	$231,978	$325,085	$(93,107)	(28.6)%	$1,042,127	$1,341,790	$(299,663)	(22.3)%
Adjusted EBITDA Margin	26.7%	31.6%			29.6%	34.3%

ATKORE INC.
SEGMENT INFORMATION

The following tables represent calculations of Adjusted EBITDA Margin by segment for the periods presented:

	Three Months Ended
	September 30, 2023			September 30, 2022
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin
Electrical	$649,787	$237,577	36.6%	$795,220	$308,783	38.8%
Safety & Infrastructure	220,239	$15,139	6.9%	233,884	$36,371	15.6%
Eliminations	(137)			(118)
Consolidated operations	$869,889			$1,028,986

	Fiscal Year Ended
	September 30, 2023			September 30, 2022
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin
Electrical	$2,675,074	$1,004,853	37.6%	$3,013,755	$1,273,410	42.3%
Safety & Infrastructure	844,158	$103,231	12.2%	900,588	$138,390	15.4%
Eliminations	(471)			(394)
Consolidated operations	$3,518,761			$3,913,949

ATKORE INC.
ADJUSTED NET INCOME PER SHARE

The following table presents reconciliations of Adjusted net income to net income for the periods presented:

	Three Months Ended		Fiscal Year Ended
(in thousands, except per share data)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income	$140,925	$220,802	$689,899	$913,434
Stock-based compensation	3,001	3,065	21,101	17,245
Intangible asset amortization	15,027	10,622	57,804	36,176
(Gain) loss on assets held for sale	(86)	—	7,477	—
Other (a)	8,888	692	11,058	799
Pre-tax adjustments to net income	26,830	14,379	97,440	54,220
Tax effect	(6,708)	(3,595)	(24,360)	(13,555)
Adjusted net income	$161,047	$231,586	$762,979	$954,099

Weighted-Average Diluted Common Shares Outstanding	38,251	41,960	39,328	44,280
Net income per diluted share (b)	$3.63	$5.18	$17.27	$20.30
Adjusted net income per diluted share (c)	$4.21	$5.52	$19.40	$21.55
(a) Represents other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment, release of indemnified uncertain tax positions and realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives.
(b) The Company calculates basic and diluted net income per common share using the two-class method. Under the two-class method, net earnings are allocated to each class of common stock and participating securities as if all the net earnings for the period had been distributed. The Company's participating securities consist of share-based payment awards that contain a non-forfeitable right to receive dividends and therefore are considered to participate in undistributed earnings with common stockholders. Included within the calculation of net income per diluted share is 10,637 and 14,460 of undistributed earnings allocated to participating securities for fiscal years ended 2023 and 2022. Included within the calculation of net income per diluted share is See Note 8, “Earnings Per Share” in our Annual Report on Form 10-K.
(c) Adjusted net income per diluted share is calculated by taking adjusted net income and divided by the weighted-average diluted common shares outstanding.

ATKORE INC.
NET DEBT

The following table presents reconciliations of Net Debt to Total Debt for the periods presented:

(in thousands)	September 30, 2023	September 30, 2022	September 30, 2021
Long-term debt	762,687	760,537	758,386
Total Debt	762,687	760,537	758,386
Less cash and cash equivalents	388,114	388,751	576,289
Net Debt	$374,573	$371,786	$182,097

Adjusted EBITDA	$1,042,127	$1,341,790	$897,547